                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(c)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)(S)240.14a-11(c) or (S)(S)240.14a-12


              UAM Funds, Inc. - SEC File Nos. 33-25355, 811-5683
               (Name of Registrant as Specified In Its Charter)

         ............................................................
         (Name of Person(s) Filing Proxy Statement, if other than the
                                  Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:
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                                UAM FUNDS, INC.
                      Sterling Partners' Equity Portfolio
                           UAM Funds Service Center
                                P.O. Box 419081
                         Kansas City,  MO  64141-6081
                     (toll-free) 1-877-UAM-Link (826-5465)


January 5, 2001

Dear Stockholder:

Enclosed you will find a proxy statement and proxy card for a special meeting of stockholders of the Sterling Partners' Equity Portfolio. This is a very important meeting, which has been called to vote on a proposal to liquidate your Portfolio.

The Board of Directors of UAM Funds, Inc., after thorough discussion and consideration, has decided to recommend the liquidation of the Portfolio, but believes that since this is your investment capital, the final decision on this matter should be made by you, the stockholders. We are proposing to liquidate the Portfolio because of its relatively small size and its limited prospects for growth in assets. The Board's reasons for recommending this course are described more fully in the enclosed proxy statement, which you should consider carefully.

If the stockholders approve the recommendation to liquidate the Portfolio, the Portfolio will return to you the proceeds of the liquidation of your account. Once you receive your proceeds, you may pursue any investment option you wish. You may easily reinvest your proceeds from the liquidation in shares of another UAM Fund by contacting a shareholder service representative at 1-877-UAM Link (826-5465).

The Board of Directors regrets any inconvenience this may cause you. We thank you, however, for the confidence that you placed in us. We continue to wish you well in your investments.


Sincerely,



James F. Orr III
Chairman

                                UAM FUNDS, INC.
                      Sterling Partners' Equity Portfolio
                           UAM Funds Service Center
                                P.O. Box 419081
                         Kansas City,  MO  64141-6081
                     (toll free) 1-877-UAM-LINK (826-5465)

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   -----------------------------------------

                          To Be Held January 26, 2001

TO THE STOCKHOLDERS OF THE
STERLING PARTNERS' EQUITY PORTFOLIO:

Notice is hereby given that a special meeting of stockholders (the "Special Meeting") of the Sterling Partners' Equity Portfolio (the "Portfolio"), a series of UAM Funds, Inc. (the "Fund"), will be held on January 26, 2001 at the offices of UAM Fund Services, Inc., 211 Congress Street, Boston, MA 02110 at 10:00 a.m. local time. The purpose of the Special Meeting is:

 .    to consider a proposal to liquidate and dissolve the Portfolio, as set forth in a Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund; and

 .    to transact such other business as may properly come before the Special
     Meeting or any adjournment thereof.

Please read the enclosed proxy statement carefully for information concerning the proposal to be placed before the meeting.

Stockholders of record at the close of business on January 2, 2001 will be entitled to vote at the meeting. You are invited to attend the Special Meeting, but if you cannot do so, please complete and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any stockholder attending the Special Meeting may vote in person even though a proxy has already been returned.


By Order of the Board of Directors,



Linda T Gibson, Esq.
Secretary


Boston, Massachusetts
January 5, 2001

                                UAM FUNDS, INC.
                      Sterling Partners' Equity Portfolio

                                PROXY STATEMENT
                                ---------------


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UAM Funds, Inc. (the "Fund") on behalf of the Sterling Partners' Equity Portfolio (the "Portfolio"), a separate series of the Fund, for use at a Special Meeting of Stockholders to be held at UAM Fund Services, Inc., 211 Congress Street, Boston, MA on January 26, 2001 at 10:00 a.m. local time, or at any adjournment thereof (the "Special Meeting").

Proxy Solicitation

All proxies in the enclosed form that are properly executed and returned to the Portfolio will be voted as provided therein at the Special Meeting or at any adjournment thereof. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Fund. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Special Meeting and vote your shares in person.

The Board of Directors intends to bring before the Special Meeting the sole matter set forth in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to that item in accordance with the directions of the stockholder as specified on the proxy card. If no choice is specified, the shares will be voted in favor of:

     . the proposal to liquidate and dissolve the Portfolio and return the proceeds to the stockholders of the Portfolio; and

     . any other matter not presently known, but which may properly come before the meeting or any adjournment thereof.

In accordance with the Articles of Incorporation of the Fund and the General Laws of the State of Maryland, approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Portfolio at a meeting at which a quorum is present. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Portfolio will constitute a quorum. For purposes of determining the presence of a quorum, abstentions, broker non-votes or withheld votes will be counted as present.

The Portfolio will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to stockholders up to $2,000. Sterling Capital Management Company ("Sterling"), the Portfolio's investment adviser, will pay any such expenses that are in excess of $2,000. Solicitation may be undertaken by mail, telephone, telegraph, and personal contact. It is expected that this Proxy Statement and form of proxy will be mailed to shareholders on or about January 5, 2001.

Voting Securities and Principal Holders Thereof

Holders of record of the shares of common stock of the Portfolio at the close of business on January 2, 2001 will be entitled to vote at the Special Meeting or any adjournment thereof. As of December 27, 2000 the Portfolio had outstanding _________shares of common stock. The stockholders are entitled to one vote per share on all business to come before the meeting.

The officers and Directors of the Fund as a group beneficially own in the aggregate less than one percent of the outstanding common stock of the Portfolio. As of December 27, 2000 the following stockholders owned of record or beneficially more than five percent of the outstanding common stock of the
Portfolio:

                [I'll insert list of five percent shareholders]

_______
*Denotes shares held by a trustee or fiduciary for which beneficial ownership is disclaimed or presumed disclaimed.


                   PROPOSAL FOR LIQUIDATION OF THE PORTFOLIO
                   -----------------------------------------

Background

The Portfolio began operations on May 15, 1991 as a series of the Fund. The Portfolio has invested primarily in equity securities using a variety of investment techniques during this period.

Notwithstanding the marketing of the Portfolio's shares, growth in the Portfolio's assets has been slow. During the period from commencement of operations through December 15, 2000, the Portfolio's assets reached a level of $51 million; however, assets have decreased to less than $7 million as of November 30, 2000. Several marketing efforts were not adequate to significantly increase the size of the Portfolio, including until recently the assumption of Portfolio expenses by the Adviser. The Adviser and the Board have regularly reviewed developments and considered alternatives, including the total asset level of the Portfolio and the impact on the Portfolio's investment results of the relatively small size of the Portfolio.

Sales of the Portfolio shares have not been sufficient to allow the Portfolio to reach a size adequate, in the judgment of the Board, to spread expenses over a sufficient asset base to provide a satisfactory return to shareholders. Since the inception of the Portfolio until December 31, 2000, the Adviser waived its fees and assumed a significant portion of the expenses of the Portfolio. In the absence of such waiver and assumption, the Portfolio might not be profitable for shareholders. As a result, the Board instructed the officers of the Fund to investigate what, if any, additional steps or alternative courses would best serve the interest of shareholders.

The officers of the Fund sought to determine whether a merger or transfer of assets would be possible, and if it would produce desirable results for shareholders. After reviewing current market conditions, the relatively small size of the Portfolio and the time required to effect a transaction, management of the Fund believed that the expense of a merger or transfer of assets to another mutual fund are greater than the benefits stockholders of the Portfolio could expect to realize from such a transaction. The officers investigated the steps required for liquidation of the Portfolio, subject to presentation of a final report to the Board.

At a December 14, 2000 meeting, the Board reviewed the expenses which had been assumed by the Adviser during the life of the Portfolio, the efforts and expenses of the Distributor to distribute shares of the Portfolio, and the effect of the operating expenses on the historic and anticipated returns of stockholders. The Board considered that the Adviser had not been able to collect or retain any significant advisory fee during the life of the Portfolio, that there would be no prospect that this would change in the near future, and that in the absence of compensation over long periods, the ability of the adviser to service the needs of the Fund would be impaired. For the most recent fiscal year, the Portfolio's total expenses were:

                             Without Waiver or Reimbursement of Expenses       With Waiver or Reimbursement of Expenses
-----------------------------------------------------------------------------------------------------------------------
Institutional Class                             1.00%                                          0.99%
-----------------------------------------------------------------------------------------------------------------------

The Board concluded that an increase in fund expenses attributable to the likely discontinuance of the fee waiver and assumption of the expenses in the future, especially when added to the expenses of the Portfolio presently paid directly by the Portfolio, would significantly reduce the Portfolio's returns. Moreover, the presence of larger funds with similar objectives better able to operate on an efficient basis and provide higher returns to shareholders, made it unlikely that the Portfolio could achieve a significant increase in asset size and achieve economies of scale. The Board therefore concluded that it would be in the interest of the stockholders of the Portfolio to liquidate the Portfolio promptly, in accordance with a Plan of Liquidation and Dissolution. (See "General Tax Consequences" below.)

As permitted by the Portfolio's prospectus, the Adviser has taken a very defensive posture with the assets of the Portfolio, as the Adviser believes it is increasingly clear that economics are deteriorating rather quickly. Specifically, corporate earnings are declining at a rapid pace, making equity valuations highly susceptible to significant contractions. Although the Adviser believes that the Federal Reserve will eventually act to stimulate the U.S. economy, it believes that the interim outlook in the stock market is negative. Therefore, the Adviser has liquidated the Portfolio to U.S. treasury notes to prevent further erosion of the Portfolio's return.

Plan of Liquidation and Dissolution

The Board of Directors has approved the Plan of Liquidation and Dissolution (the "Plan") summarized in this section and set forth as Exhibit A to this proxy statement.

1.  Effective Date of the Plan and Cessation of the Portfolio's Business as an
    --------------------------------------------------------------------------
Investment Company.  The Plan will become effective on the date of its adoption
------------------
and approval by a majority of the outstanding shares of the Portfolio.
Following this approval, the Portfolio (i) will cease to invest its assets in accordance with its investment objective and will sell the portfolio securities it owns in order to convert the Portfolio's assets to cash; (ii) will not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets and distributing its assets to stockholders after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; and (iii) will terminate in accordance with the laws of the State of Maryland and the Articles of Incorporation of the Fund.

2.  Closing of Books and Restriction of Transfer and Redemption of Shares.  The
    ---------------------------------------------------------------------
proportionate interests of stockholders in the assets shall be fixed on the basis of their respective holdings on the Effective Date of the Plan. On such date the books of the Portfolio will be closed and the stockholders' respective assets will not be transferable by the negotiation of share certificates. (Plan, Section 4)

3.  Liquidating Distribution.  As soon as possible after approval of the Plan,
    ------------------------
and in any event within fourteen days thereafter, the Fund on behalf of the Portfolio will mail the following to each stockholder of record on the effective date of the Plan: (i) to each stockholder not holding stock certificates of the Portfolio, liquidating cash distribution equal to the stockholder's proportionate interest in the net assets of the Portfolio, (ii) to each stockholder holding stock certificates of the Portfolio, a confirmation showing such stockholder's proportionate interest in the net assets of the Portfolio with an advice that such stockholder will be paid in cash upon return of the stock certificates; and (iii) information concerning the sources of the liquidating distribution. (Plan, Section 7)

4.  Expenses.  The Portfolio will bear all expenses incurred by it in carrying
    --------
out the Plan. It is expected that other liabilities of the Portfolio incurred or expected to be incurred prior to the date of the liquidating distribution will be paid by the Portfolio, or set aside for payment, prior to the mailing of the liquidating distribution. The Portfolio's liabilities relating to the Plan are estimated at no more than $2,000, which includes legal and auditing expenses and printing, mailing, soliciting and miscellaneous expenses arising from the liquidation, which the Portfolio normally would not incur if it were to continue in business. If the Portfolio incurs more than $2,000 in additional liabilities to liquidate the Portfolio, such expenses will be paid by the Adviser. The total liabilities of the Portfolio prior to the liquidating distribution are estimated to be $[___] (including proxy costs). This amount includes the dissolution expenses referred to above and amounts accrued, or anticipated to be accrued, for custodial and transfer agency services, legal audit and directors fees and printing costs. Any expenses and liabilities attributed to the Portfolio subsequent to the mailing of the liquidating distribution will be borne by the Adviser. (Plan, Section 6 and 8)

5.  Continued Operation of the Portfolio.  After the date of mailing of the
    ------------------------------------
liquidating distribution, the dissolution of the Portfolio will be effected. The Plan provides that the Directors shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Portfolio and to effect the dissolution, complete liquidation and termination of the existence of the Portfolio and the purposes to be accomplished by the Plan. (Plan, Sections 9 and
10)

General Tax Consequences.

Each stockholder who receives a liquidating distribution will recognize gain or loss for federal income tax purposes equal to the excess of the amount of the distribution over the stockholder's tax basis in the Portfolio shares. Assuming that the stockholder holds such shares as capital assets, such gain or loss will be capital gain or loss and will be long-term or short-term capital gain depending on the stockholder's holding period for the shares.

The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders may wish to consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving the liquidating distribution as discussed herein, including any state and local tax consequences.

The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

Representatives of PricewaterhouseCoopers LLP, independent accountants for the Fund, are not expected to be present at the Special Meeting.

If the stockholders do not approve the Plan, the Portfolio will continue to exist as a registered investment company in accordance with its stated objective and policies. The Board would meet to consider what, if any, steps to take in the interest of stockholders.

Stockholders are free to redeem their shares prior to the liquidation.

           THE DIRECTORS OF THE FUND RECOMMEND APPROVAL OF THE PLAN.


GENERAL INFORMATION

Investment Adviser, Principal Underwriter and Administrator.

The investment adviser to the Portfolio is Sterling Capital Management Company, a North Carolina corporation located at One First Union Center, 301 S. College Street, Suite 3200, Charlotte, North Carolina 28202. The Portfolio's principal underwriter is UAM Fund Distributors, Inc., 211 Congress Street, Boston, MA 02110. The Portfolio's administrator is UAM Fund Services, Inc., located at 211 Congress Street, Boston, MA 02110. The investment adviser, principal underwriter and administrator for the Portfolio are subsidiaries of United Asset Management Corporation, a wholly-owned subsidiary of Old Mutual, plc. UAM Fund Services, Inc. has contracted with SEI Investments, Inc., One Freedom Valley Drive, Oaks, PA 19456 to provide administrative services.


Reports to Stockholders and Financial Statements.

The Annual Report to Stockholders of the Portfolio, including audited financial statements for the Portfolio for the fiscal year ended October 31, 2000, and the Semi-Annual report to shareholders for the period ended April 30, 2000 have been mailed to stockholders. The Annual Report and Semi-Annual Report should be read in conjunction with this Proxy Statement. You can obtain a copy of the Annual Report and Semi-Annual Report from the Fund, without charge, by writing to the Fund at the address on the cover of this Proxy Statement, or by calling 1-877-UAM-LINK.

OTHER MATTERS

The Portfolio is not aware of any other matter that is anticipated to come before the Special Meeting or any adjournment thereof other than the matter set forth herein. Other matters will be considered if notice is given within a reasonable amount of time prior to the meeting. If any other matter may properly come before the meeting, or any adjournment thereof, this proxy would confer discretionary authority on the proxies with respect to acting on any such matters, and the persons named in the proxy have advised that they intend to vote, act, or consent thereunder in accordance with their best judgment at that time with respect to such matters.


By Order of the Board of Directors,



/s/Linda T. Gibson, Esq.
Linda T. Gibson, Esq.
Secretary


Dated: January 5, 2001

                            THIS PROXY IS SOLICITED
                      ON BEHALF OF THE BOARD OF DIRECTORS
                                  OF THE FUND

                                UAM FUNDS, INC.
                      Sterling Partners' Equity Portfolio
         Proxy for Special Meeting of Stockholders on January 26, 2001

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Gary L. French and Linda T. Gibson, or either of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares of stock standing in the name of the undersigned at the Special Meeting of Stockholders of the Sterling Partners' Equity Portfolio of UAM Funds, Inc. to be held at the offices of UAM Fund Services, Inc., 211 Congress Street, Boston, Massachusetts 02110, at 10:00 a.m. local time on September 28, 2000, and at any and all adjournments thereof; and the undersigned hereby instructs said attorneys to vote:

1. To approve the liquidation and dissolution of the Sterling Partners' Equity Portfolio, as set forth in a Plan of Liquidation and Dissolution adopted by the Board of Directors of UAM Funds, Inc.

      FOR                          AGAINST                        ABSTAIN
      [_]                            [_]                            [_]

2. Any other business which may properly come before the meeting or any other adjournment thereof. The management knows of no other such business.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED IN THE FOREGOING ITEM 1, BUT IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED FOR APPROVAL OF ITEM 1.

     Dated:  _____________, 2001

                                              ________________________

     Signature of Shareholder(s)

                                              ________________________

(Signature of all joint owners is required. Fiduciaries please indicate your full title.) If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given the proxy holders to vote in accordance with the views of management thereon. The management is not aware of any such matters.

               PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY
                           IN THE ENCLOSED ENVELOPE.